Exhibit 23.2
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Chisholm                                           533 West 2600 South, Suite 25
Bierwolf&                                                  Bountiful, Utah 84010
Nilson, LLC                                                Phone: (801) 292-8756
Certified Public Accountants                               Fax:   (801) 292-8809

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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         We hereby consent to the use of our report dated April 20, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Paradigm Medical Industries, Inc. for the fiscal year ended December 31, 2005.





/s/Chisholm, Bierwolf & Nilson, LLC



Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
September 14, 2006